(OFFICIAL EMBLEM)



                 THE SIAM COMMERCIAL BANK PUBLIC COMPANY LIMITED



                               Guarantee Contract


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                 THE SIAM COMMERCIAL BANK PUBLIC COMPANY LIMITED

                               Guarantee Contract

This contract is made at the Siam Commercial Bank Public Company Limited, Lak Si Branch, on 20 July 2000, as evidence that the undersigned,

-Signed-    a.    King Power  International Co., Ltd., with offices at 989, Rama
1 Road, Pathum Wan Sub-district, Pathum Wan District, Bangkok Metropolis,

(Seal of King Power International Co., Ltd.)

hereinafter called the "Guarantor" consent to guarantee the performance of obligations of King Power Duty Fee Co., Ltd., hereinafter called the "Debtor," to the Siam Commercial Bank Public Company Limited, hereinafter called the "Bank," for the total amount of guarantee Baht 385,000,000.00 (Three Hundred Eighty-Five Million Baht Only), as follows :

1. The obligations under this guarantee contract are overdraft, loans, debt related to letter of credit, debt related to trust receipt, debt related to sale at a discount or acceptance of sale at a discount of promissory notes, debt related to aval/guarantee of the promissory notes by the bank as requested by the debtor or other debts related to promissory notes, debt related to the letters of guarantee issued by the bank for the debtor, and the existing debts the debtor has with the bank and/or the debts the debtor may have with the bank in the future.

       Both parties mutually understand that the guarantor shall be liable to not only the guarantee amount prescribed above (if any), but also the accessories thereof such as the unpaid interest and compensation payment of the debtor, encumbrances which are accessories of debt, including all expenses that the bank has to pay regarding collection or litigation against the debtor for enforcement of performance of obligations as well.

2. In case the debtor fails to perform the above obligations, be it all items or separate item, or is subject to receivership by court order, or dies or becomes incompetence or quasi-incompetence or disappears or leaves the residence and cannot be found, or the debtor can no longer take advantage of the beginning or the end of the term, the guarantor shall be liable jointly with the debtor of the obligations under Clause 1 immediately, whereby the guarantor agree to perform the obligations to the bank promptly and/or consent the bank to deduct such amount from the bank account of the guarantor under Clause 9, as the bank deems appropriate.

       In case any particular item of the obligations guaranteed under this contract is a Letter of Guarantee that the bank has issued for the debtor, the guarantor hereby consent that if the creditor demands payment from the bank according to the said Letter of Guarantee, the bank is entitled to make such payment immediately without having to notify the guarantor and/or the debtor first, and it is not necessary to inquire the debtor whether the debtor has any defense against the creditor or not; or though the bank may be informed that the debtor has a defense against the creditor, but if the bank deems it appropriate the bank can make such payment without having to raise such defense against the creditor.

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3.     This guarantee shall be valid, and the guarantor shall not revoke it, for as long as the bank has not received performance of obligations under Clause 1 in full.

4. This guarantee shall bind the guarantor completely, though it may appear at a later date that the debtor shall not be liable to the bank due to the fact that such agreement was entered with misunderstanding or due to being an incompetent person, disregarding the fact that at the time of entering into this Guarantee Contract, the guarantor know of the misunderstanding or incompetence or not.

5. The bank reserves the right to claim or not to claim or to release any guarantor, without having to request for consent or to notify other guarantor, thereby the remaining guarantor shall continue to be liable to the total obligations accordingly.

6. In case the debtor dies and the bank has not sued for enforcement from the heir or the estate or the subrogee of rights and duties of the debtor, until one year from the date of death, the guarantor shall not raise preclusion by prescription as a defense against the bank, and shall consent to be liable to performance of the outstanding obligations to the bank accordingly.

7. The guarantor consent the bank to grant leniency to the debtor as the bank deems appropriate without having to notify the guarantor first, and it shall be deemed that the guarantor agree to such leniency on every occasion, and that the guarantor waive the right on the debtor's defense against the bank when the bank demands the guarantor to comply with the contract.

8. Though it may appear that any act of the bank may cause the guarantor to be unable to subrogate, either in whole or in part, of the rights, mortgage, pledge or preference right which the debtor has submitted to the bank prior to or at the time of entering into this contract, the liabilities of the guarantor under this contract shall not be relieved, either in whole or in part.

9. The guarantor consent the bank to deduct money from all deposit bank accounts the guarantor have with the bank for performance of obligations of the guarantor under this contract immediately, and after deduction should there be an outstanding payment, the guarantor consent the bank to debit such amount into the current deposit account of the guarantor and it shall become the debt that the guarantor have to pay to the bank accordingly.

10. The guarantor consent that any act of the debtor or a third party causing an interruption to the prescription of the debts under guarantee to the disadvantage of the debtor, it shall be the disadvantage of the guarantor as well.

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11.    All  correspondence,  collection letter,  notice or other documents to be forwarded to the guarantor, by registered or regular mail, or by messenger, if they have been forwarded to the above address herein, it shall be deemed as having been legitimately forwarded to the guarantor, without regard to whether there is a recipient or not, and though it could not be forwarded due to the fact that such address has been changed or demolished and the guarantor has failed to notify such change or demolition in writing to the bank, or due to the fact that such address
       could  not  be  found,   it  shall  be  deemed  that  the  guarantor  has
       acknowledged the same accordingly.

12.    The guarantor consent to submit..........................................
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       .........................................................................
       to the bank for retention until performance of the obligations shall be made in full.

The guarantor, having read and understood this contract and found it to be in accordance with their intention, hereunder sign their names on the date indicated above.

                                             - signed -                Guarantor
                                (King Power International Co., Ltd)
(Seal of King Power International Co., Ltd.)

                                             - signed -                Witness
                                     (Mr. Phakkhaphong Tansakun)


                                             - signed -                Witness
                                     (Miss Orawan Thamwatthana)

(Revenue Stamps)